UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): September 9, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2013, the Board of Directors (the “Board”) of Wynn Resorts, Limited (the “Company”) adopted the Sixth Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), to be effective immediately upon their adoption by the Board. Upon their effectiveness, the Amended and Restated Bylaws replace and supersede in their entirety the Fifth Amended and Restated Bylaws of the Company, effective as of November 2, 2012 (the “Prior Bylaws”).

Among other changes to the Prior Bylaws, the Amended and Restated Bylaws:

•	amend Sections 2.1 and 2.2(a) to confirm that the Board may postpone, reschedule or cancel any annual or special meeting of stockholders, except as otherwise restricted by the articles of incorporation of the Company, as amended from time to time (the “Articles of Incorporation”) or applicable law;

•	amend Section 2.3, add a new Section 2.14 and amend Section 3.15 to specify that the Board may determine that any meeting of stockholders will be held, and to hold meetings of the Board or any committee thereof, by means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the Nevada Revised Statutes (the “NRS”);

•	amend Section 2.10(a) to confirm that the individual acting as chairman of a meeting of stockholders may delegate his or her authority and responsibilities as such to any director or officer of the Company present in person at the meeting;

•	amend Section 2.13(a)(iv) and add a new Section 2.13(a)(v) to require that, for nominations or other business to be properly brought before a meeting of stockholders by a stockholder, such stockholder’s notice must set forth, in addition to the information required under the Prior Bylaws, (a) a description of certain agreements, arrangements or understandings that have been entered into by any person acting in concert with such stockholder or the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed and (b) a certification that such stockholder and such beneficial owner, if any, has or have complied with all applicable legal requirements in connection with the acquisition of shares of capital stock or other securities of the Company and/or such stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Company;

•	add a new Section 3.2(b) to provide that no person may qualify for service as a director if he or she is party to any compensatory arrangement or understanding with any person or entity other than the Company, or has received any such compensation, in connection with candidacy or service as a director of the Company, subject to certain exceptions for indemnification and expense reimbursement arrangements and pre-existing employment agreements;

•	amend Sections 3.8 and 3.11 to update provisions relating to the timing of, and notice procedures for, meetings of the Board;

•	amend Section 8.1(a)(i) to specify that the term “Indemnitee” (as defined therein) includes employees or agents of the Company, including individuals acting in the capacity of a trustee, fiduciary, administrator or manager, or serving in such capacity with respect to another entity at the request of the Company; and

•

add a new Article XI to require that, unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, will be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim of breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or the Articles of Incorporation or Amended and Restated Bylaws, as amended from time to time or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Amended and Restated Bylaws; and to provide that any person or entity acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision.

The Amended and Restated Bylaws also include a number of clerical, technical, conforming and clarifying changes.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, effective as of September 9, 2013, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Sixth Amended and Restated Bylaws of Wynn Resorts, Limited, effective as of September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: September 12, 2013	By:	/s/ Kim Sinatra
	Name:	Kim Sinatra
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws of Wynn Resorts, Limited, effective as of September 9, 2013.